EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANT

AVG Technologies N.V.

Amsterdam, Netherlands

We hereby consent to the use in the Prospectus constituting a part of this registration statement of AVG Technologies N.V. of our report dated October 7, 2011, relating to the consolidated financial statements of TuneUp Software GmbH which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO AG

Wirtschaftsprüfungsgesellschaft

Frankfurt am Main, Germany

January 12, 2012